January 16, 2004

GreenPoint Mortgage Securities LLC

100 Wood Hollow Drive

Novato, California 94945

Re:

GreenPoint Mortgage Securities LLC

Registration Statement on Form S-3

File No. 333-108405

Ladies and Gentlemen:

     We have acted as counsel for GreenPoint Mortgage Securities LLC, a Delaware limited liability company (the “Company”), in connection with the authorization and issuance from time to time in one or more series of Asset-Backed Notes (the “Notes”) or Asset-Backed Certificates (the “Certificates,” and collectively with the Notes, the “Securities”). A Registration Statement on Form S-3 relating to the Securities (the “Registration Statement”) has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement, master pooling and servicing agreement, pooling agreement, trust agreement or indenture (each, an “Agreement”) among the Company, a trustee (the “Trustee”) and where appropriate, one or more servicers (each, a “Servicer”), each to be identified in the prospectus supplement for such Series of Securities. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Statement.

     We have examined copies of the Company's Restated Certificate of Incorporation, the Company's By-laws, the Mortgage Prospectus and the related forms of prospectus supplements, the forms of Securities included in the applicable Agreements and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

     In arriving at the opinion expressed below, we have assumed that each Agreement will be duly authorized by all necessary corporate action on the part of the Company, the Trustee, the Servicer (where applicable) and any other party thereto for such Series of Securities and will be duly executed and delivered by the Company, the Trustee, the Servicer or Servicers and any other party thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each Series of Securities will be duly executed and delivered in substantially the forms set forth in the related Agreement filed or incorporated by reference as an exhibit to the Registration Statement, and that Securities will be sold as described in the Registration Statement.

     As tax counsel to the Company, we will advise the Company with respect to material federal income tax aspects of the proposed issuance of each Series of Securities pursuant to the related Agreement. Such advice has formed the basis for the description of selected federal income tax consequences for holders of such Securities that appear under the heading “Material Federal Income Tax Consequences” in each prospectus forming a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Securities, but with respect to those federal income tax consequences which are discussed, in our opinion, the description is accurate in all material respects.

     This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in fact or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Registration Statement contemplates multiple Series of Securities with numerous different characteristics, you should be aware that the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to a particular Series of Securities.

     This opinion pertains only to Securities offered by the Mortgage Prospectus and an accompanying prospectus supplement.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading “Material Federal Income Tax Consequences” in each prospectus forming a part of the Registration Statement, without admitting that we are “experts” within the meaning of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                              Very truly yours,

                                              /s/ MCKEE NELSON LLP

                                              MCKEE NELSON LLP